UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2022
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 South Avenue, Burlington, Massachusetts 01803
(Address of principal executive offices, including zip code)
781-418-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2022, Keurig Dr Pepper Inc. (the “Company”) announced the appointment of Sudhanshu Priyadarshi to the position of Chief Financial Officer, to be effective November 14, 2022. Prior to joining the Company, Mr. Priyadarshi, 45, served as the Chief Financial Officer of Vista Outdoor Inc. from April 2020 to October 2022, overseeing all financial management and strategic planning for the sporting and outdoor goods company. From 2018 to 2019, he served as the Chief Financial Officer of Flexport, Inc., a digital freight forwarder and logistics platform. He served as Vice President of Finance for Walmart, Inc.’s eCommerce business from 2017 to 2018 and Vice President, Finance and Strategy within Walmart’s U.S. finance leadership team from 2016 to 2017. Mr. Priyadarshi holds an MBA from the University of Technology Sydney.

In connection with this appointment, the Company entered into a letter agreement with Mr. Priyadarshi on October 21, 2022. Pursuant to this agreement, Mr. Priyadarshi will receive an annual base salary of $850,000 and will be eligible to receive an annual bonus at a target level of 80% of his base salary. He will also be eligible to participate in the Company’s long-term equity incentive program with an annual award target value of $2,200,000. In connection with his appointment, Mr. Priyadarshi will be granted the following, in recognition of forgone incentive compensation from his prior employer: (i) a one-time sign-on grant of RSUs with a grant date value of $3,000,000, which will vest 67% on the first anniversary of the date of grant and 33% on the second anniversary of the date of grant, and (ii) a one-time cash sign-on bonus of $3,850,000.

Mr. Priyadarshi has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Priyadarshi and any other persons pursuant to which he was selected as an officer of the Company. There are no related party transactions between Mr. Priyadarshi and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Mr. Priyadarshi is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release - "Keurig Dr Pepper Appoints Chief Financial Officer"
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: October 24, 2022
	By:	/s/ Anthony Shoemaker
		Name:	Anthony Shoemaker
		Title:	Chief Legal Officer, General Counsel and Secretary